Exhibit 99.1

World Fuel Services Corporation Reports Record Third Quarter Results

Record Volume, Revenue, Gross Profit, Net Income and EPS

MIAMI--(BUSINESS WIRE)--October 30, 2014--World Fuel Services Corporation (NYSE: INT), a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel and related products and services, today reported third quarter net income of $55.7 million or $0.78 diluted earnings per share compared to $51.5 million or $0.72 diluted earnings per share in the third quarter of 2013. Non-GAAP net income and diluted earnings per share for the third quarter, excluding share-based compensation, amortization of acquired intangible assets and expenses related to recent acquisitions were $64.6 million and $0.91, respectively, compared to $57.9 million and $0.81 in 2013.

“We were pleased with our results this quarter as we posted record results despite continued global-economic headwinds,” stated Michael J. Kasbar, chairman and chief executive officer. “We remain focused on executing on the significant growth opportunities that exist across all of our business segments worldwide.”

The company’s aviation segment generated gross profit of $96.2 million, an increase of $14.4 million or 18% sequentially and $6.5 million or 7% year-over-year. The company’s marine segment generated gross profit of $49.4 million, an increase of $0.6 million or 1% sequentially and $9.2 million or 23% year-over-year. The company’s land segment posted gross profit of $69.0 million, an increase of $8.1 million or 13% sequentially and $12.6 million or 22% year-over-year.

“The record results posted this quarter are a testament to our successful growth strategies and our well-diversified business model,” said Ira M. Birns, executive vice president and chief financial officer. “In addition, we have now generated positive cash flow from operations for the ninth consecutive quarter, further contributing to the strength of our balance sheet and providing ample liquidity to continue investing in both organic initiatives and strategic investment opportunities.”

Non-GAAP Financial Measures

This press release includes selected financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). This information includes non-GAAP net income and non-GAAP diluted earnings per share. The non-GAAP financial measures exclude costs associated with share based compensation, amortization of acquired intangible assets, expenses related to the acquisition of Watson Petroleum Limited (“Watson Petroleum”) and Colt International, L.L.C. (“Colt”) and the executive non-renewal charge primarily because we do not believe they are reflective of the Company's core operating results. We believe the exclusion of share-based compensation from operating expenses is useful given the variation in expense that can result from changes in the fair value of our common stock, the effect of which is unrelated to the operational conditions that give rise to variations in the components of our operating costs. Also, we believe the exclusion of the amortization of acquired intangible assets, as well as the expenses related to the acquisition of Watson Petroleum and Colt and the executive non-renewal charge, are useful for purposes of evaluating operating performance of our core operating results and comparing them period-over-period. We believe that these non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating the ongoing financial performance of the Company and to provide greater transparency as supplemental information to our GAAP results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of non-GAAP net income and non-GAAP diluted earnings per common share may not be comparable to the presentation of such metrics by other companies. Non-GAAP diluted earnings per common share is computed by dividing non-GAAP net income attributable to World Fuel and available to common shareholders by the sum of the weighted average number of shares of common stock, stock units, restricted stock entitled to dividends not subject to forfeiture and vested RSUs outstanding during the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

Information Relating to Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations about growth opportunities and our future investment opportunities. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the company’s Securities and Exchange Commission (“SEC”) filings, including the company’s Annual Report on Form 10-K filed with the SEC on February 14, 2014. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to effectively integrate and derive benefits from acquired businesses, our ability to capitalize on new market opportunities, potential liabilities and the extent of any insurance coverage, the outcome of pending litigation and other proceedings, the impact of quarterly fluctuations in results, the creditworthiness of our customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers and suppliers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, loss of, or reduced sales, to a significant government customer, uninsured losses, the impact of natural disasters, adverse results in legal disputes, unanticipated tax liabilities, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the company’s SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel products and related services on a worldwide basis. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

The company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBOs), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial, and government accounts. The company also offers transaction management services which consist of card payment solutions and merchant processing services to customers in the aviation, marine and land transportation industries. For more information, call 305-428-8000 or visit www.wfscorp.com.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED - IN THOUSANDS)

	As of
	September 30,	December 31,
	2014	2013

Assets:
Current assets:
Cash and cash equivalents	$388,544	$292,061
Accounts receivable, net	2,837,050	2,538,642
Inventories	679,512	655,046
Prepaid expenses and other current assets	424,271	329,752

Total current assets	4,329,377	3,815,501

Property and equipment, net	204,794	129,685

Goodwill, identifiable intangible and other non-current assets	989,494	794,091

Total assets	$5,523,665	$4,739,277

Liabilities and equity:
Liabilities:
Current liabilities:
Short-term debt	$16,390	$14,647
Accounts payable	2,455,915	2,210,427
Accrued expenses and other current liabilities	375,679	289,441

Total current liabilities	2,847,984	2,514,515

Long-term debt	750,885	449,064
Other long-term liabilities	113,086	96,804
Total liabilities	3,711,955	3,060,383

Equity:
World Fuel shareholders' equity	1,808,364	1,673,898
Noncontrolling interest equity	3,346	4,996
Total equity	1,811,710	1,678,894

Total liabilities and equity	$5,523,665	$4,739,277

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED - IN THOUSANDS, EXCEPT EARNINGS PER SHARE DATA)

	For the Three Months ended		For the Nine Months ended
	September 30,		September 30,
	2014	2013	2014	2013

Revenue	$11,713,463	$10,493,661	$33,606,834	$31,157,294
Cost of revenue	11,498,855	10,307,320	33,012,678	30,600,116

Gross profit	214,608	186,341	594,156	557,178

Operating expenses:
Compensation and employee benefits	85,171	72,184	233,609	214,358
Provision for bad debt	1,193	1,863	3,533	5,675
General and administrative	54,141	48,091	158,795	137,265

Total operating expenses	140,505	122,138	395,937	357,298

Income from operations	74,103	64,203	198,219	199,880
Non-operating expenses, net	(6,202)	(5,715)	(11,905)	(14,025)

Income before income taxes	67,901	58,488	186,314	185,855
Provision for income taxes	13,441	8,191	34,964	32,090

Net income including noncontrolling interest	54,460	50,297	151,350	153,765
Net (loss) income attributable to noncontrolling interest	(1,200)	(1,175)	(3,263)	2,552

Net income attributable to World Fuel	$55,660	$51,472	$154,613	$151,213

Basic earnings per common share	$0.79	$0.72	$2.18	$2.12

Basic weighted average common shares	70,796	71,371	70,770	71,387

Diluted earnings per common share	$0.78	$0.72	$2.17	$2.10

Diluted weighted average common shares	71,346	71,877	71,340	71,970

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended		For the Nine Months ended
	September 30,		September 30,
	2014	2013	2014	2013

Cash flows from operating activities:
Net income including noncontrolling interest	$54,460	$50,297	$151,350	$153,765
Adjustments to reconcile net income including
noncontrolling interest to net cash provided by
operating activities:
Depreciation and amortization	14,798	10,525	41,865	32,812
Provision for bad debt	1,193	1,863	3,533	5,675
Share-based payment award compensation costs	3,612	4,381	11,281	12,578
Other	(6,387)	(413)	2,771	(462)
Change in cash collateral with financial counterparties	(29,725)	20,516	(30,915)	19,793
Changes in assets and liabilities, net of acquisitions	(10,892)	(25,712)	(50,820)	(10,414)
Total adjustments	(27,401)	11,160	(22,285)	59,982
Net cash provided by operating activities	27,059	61,457	129,065	213,747

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired and other investments	(66,510)	(14,997)	(230,715)	(40,412)
Capital expenditures	(17,088)	(25,642)	(37,102)	(50,286)
Escrow payment related to an assumed obligation of an acquired business	-	-	(21,724)	-
Purchase of investments	(76)	-	(1,206)	(21,588)
Proceeds from the sale of short-term investments	-	-	-	21,588
Other	278	(469)	566	(469)
Net cash used in investing activities	(83,396)	(41,108)	(290,181)	(91,167)

Cash flows from financing activities:
Borrowings of debt, net	65,652	104,385	282,577	75,180
Dividends paid on common stock	(2,648)	(2,678)	(7,948)	(8,020)
Other	(11,240)	(22,025)	(14,699)	(28,431)
Net cash provided by financing activities	51,764	79,682	259,930	38,729

Effect of exchange rate changes on cash and
cash equivalents	(3,474)	712	(2,331)	(826)

Net (decrease) increase in cash and cash equivalents	(8,047)	100,743	96,483	160,483

Cash and cash equivalents, as of beginning of period	396,591	232,480	292,061	172,740

Cash and cash equivalents, as of end of period	$388,544	$333,223	$388,544	$333,223

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED - IN THOUSANDS, EXCEPT EARNINGS PER SHARE DATA)

	For the Three Months ended		For the Nine Months ended
	September 30,		September 30,
	2014	2013	2014	2013

Non-GAAP financial measures and reconciliation:

GAAP net income attributable to World Fuel	$55,660	$51,472	$154,613	$151,213
Share-based compensation expense, net of income taxes (1)	2,526	2,909	6,977	8,370
Intangible asset amortization expense, net of income taxes (2)	6,028	3,501	14,837	10,809
Expenses related to the acquisition of Watson Petroleum
and Colt, net of income taxes(3)	396	-	1,536	-
Executive non-renewal charge, net of income taxes (4)	-	-	2,994	-
Non-GAAP net income attributable to World Fuel	$64,610	$57,882	$180,957	$170,392

GAAP diluted earnings per common share	$0.78	$0.72	$2.17	$2.10
Share-based compensation expense, net of income taxes (1)	0.04	0.04	0.10	0.12
Intangible asset amortization expense, net of income taxes (2)	0.08	0.05	0.21	0.15
Expenses related to the acquisition of Watson Petroleum
and Colt, net of income taxes (3)	0.01	-	0.02	-
Executive non-renewal charge, net of income taxes (4)	-	-	0.04	-
Non-GAAP diluted earnings per common share	$0.91	$0.81	$2.54	$2.37

(1)The pre-tax amount of share-based compensation expense was $3,593 and $4,381 for the three months ended September 30, 2014 and 2013, respectively, and $10,160 and $12,578 for the nine months ended September 30, 2014 and 2013, respectively.

(2)The pre-tax amount of intangible asset amortization expense was $6,735 and $5,471 for the three months ended September 30, 2014 and 2013, respectively, and $19,826 and $16,910 for the nine months ended September 30, 2014 and 2013, respectively.

(3)The pre-tax amount of the expenses related to the acquisition of Watson Petroleum and Colt was $628 and $1,768 for the three and nine months ended September 30, 2014, respectively.

(4)The pre-tax amount of the executive non-renewal charge was $4,751 for the nine months ended September 30, 2014.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
BUSINESS SEGMENTS INFORMATION
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended		For the Nine Months ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenue:
Aviation segment	$4,675,530	$4,179,018	$13,361,838	$11,854,676
Marine segment	3,725,612	3,575,777	10,738,646	11,260,025
Land segment	3,312,321	2,738,866	9,506,350	8,042,593
	$11,713,463	$10,493,661	$33,606,834	$31,157,294

Gross profit:
Aviation segment	$96,235	$89,758	$246,980	$242,783
Marine segment	49,404	40,223	146,087	134,237
Land segment	68,969	56,360	201,089	180,158
	$214,608	$186,341	$594,156	$557,178

Income from operations:
Aviation segment	$47,330	$41,002	$114,553	$109,755
Marine segment	20,933	17,019	62,903	56,340
Land segment	19,108	15,106	60,020	63,608
	87,371	73,127	237,476	229,703
Corporate overhead - unallocated	13,268	8,924	39,257	29,823
	$74,103	$64,203	$198,219	$199,880

CONTACT:
World Fuel Services Corporation
Ira M. Birns, Executive Vice President &
Chief Financial Officer
or
Glenn Klevitz, Vice President & Assistant Treasurer
305-428-8000